Exhibit 10.1

EXECUTION VERSION

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INCREMENTAL FACILITY AGREEMENT NO. 1

TRANCHE B-1 TERM LOANS

($400,000,000)

dated as of April 7, 2015

among

THE MEN’S WEARHOUSE, INC.,

as Borrower

The GUARANTORS party hereto

The TRANCHE B-1 LENDERS party hereto

and

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

J.P. MORGAN SECURITIES LLC

and

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

As Joint Lead Book Runners and Joint Lead Arrangers

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INCREMENTAL FACILITY AGREEMENT NO. 1

(TRANCHE B-1 TERM LOANS)

INCREMENTAL FACILITY AGREEMENT NO. 1 dated as of April 7, 2015 among THE MEN’S WEARHOUSE, INC., a Texas corporation (the “Borrower”), the Guarantors party hereto, the Tranche B-1 Term Lender (as defined below) party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent for the Lenders (together with its successors in such capacity, the “Administrative Agent”).

The Borrower, the Lenders party thereto and the Administrative Agent are parties to a Term Credit Agreement, dated as of June 18, 2014 (as amended, modified or supplemented and in effect from time to time, the “Credit Agreement”).  Capitalized terms used herein without definition have the meanings given such terms by the Credit Agreement.

Section 2.18 of the Credit Agreement contemplates that at any time and from time to time, the Borrower may request that one or more persons (which may include the Lenders under and as defined in the Credit Agreement) provide Refinancing Term Loans subject to the limitations set forth therein.  The Borrower has requested that $400,000,000 of Incremental Term Commitments constituting a new Class be made available to it as of the date hereof.  The Tranche B-1 Term Lender party hereto is willing to provide such commitments on the terms and conditions set forth below and in accordance with Section 2.18, and accordingly, the parties hereto hereby agree as follows:

ARTICLE I
AMENDMENTS TO CREDIT AGREEMENT

(a)                                 The following terms have the meanings specified below, which terms are hereby added to the Credit Agreement in appropriate alphabetical order:

“Applicable Prepayment Premium” with respect to any Tranche B-1 Term Loan on any date means (i) prior to the first anniversary of the Tranche B-1 Effective Date, the sum of (A) 2% of the principal amount thereof and (B) the present value as determined by the Administrative Agent of the amount of interest that would accrue on the principal amount thereof during the period from such date to but excluding the first anniversary of the Tranche B-1 Effective Date based on the Applicable Rate and assuming that the full principal amount thereof remained outstanding during such period discounted to such date based on a discount rate equal to the Treasury Rate on such date plus 50 basis points, (ii) from and including the first anniversary of the Tranche B-1 Effective Date to but excluding the second anniversary of the Tranche B-1 Effective Date, 2% of the principal amount thereof, (iii) from and including the second anniversary of the Tranche B-1 Effective Date to but excluding the third anniversary of the Tranche B-1 Effective Date, 1% of the principal amount thereof and (iv) from and after the third anniversary of the Tranche B-1 Effective Date, 0% of the principal amount thereof.

“Fixed Rate Term Loans” means, collectively, the Tranche B-1 Term Loans and any other Class of Term Loans established following the Tranche B-1 Effective Date that bears interest at a fixed interest rate (subject to Section 2.11(c)).

“Incremental Facility Agreement No. 1” means that certain Incremental Facility Agreement, dated as of April 7, 2015, by and among the Borrower, the Guarantors, the Tranche B-1 Term Lender party thereto and the Administrative Agent.

“Tranche B-1 Effective Date” means the first Business Day on which each of the conditions set forth in Article IV of Incremental Facility Agreement No. 1 was satisfied, which day was April 7, 2015.

“Tranche B-1 Term Commitment” means, with respect to each Tranche B-1 Term Lender, the commitment of such Lender to make Tranche B-1 Term Loans on the Tranche B-1 Effective Date.  The amount of the Tranche B-1 Term Lender’s Tranche B-1 Term Commitment is set forth on Schedule I hereto.  The aggregate amount of the Tranche B-1 Term Commitments on the Tranche B-1 Effective Date is $400,000,000.

“Tranche B-1 Term Lender” means a Lender that holds a Tranche B-1 Term Commitment or a Tranche B-1 Term Loan.

“Tranche B-1 Term Loans” means the Incremental Term Loans established pursuant to Incremental Facility Agreement No. 1 which are hereby designated as “Refinancing Term Loans” for all purposes of the Credit Agreement.

“Tranche B-1 Term Maturity Date” means June 18, 2021 (which shall be the “Incremental Term Maturity Date” of the Tranche B-1 Term Loans for purposes of the Credit Agreement).

“Treasury Rate” means on any date, the most recently published weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year as determined by the Administrative Agent.

(b)                                 The following amendments are hereby made to Article I of the Credit Agreement:

(i)                           The definition of “Applicable Rate” is hereby amended by re-lettering clause (b) of such definition as clause (c) and inserting “, (b) with respect to any Tranche B-1 Term Loan, 5.00%” immediately after the words “ABR Tranche B Term Loans,” appearing therein;

(ii)                        The definition of “Arrangers” is hereby amended by inserting “and the Tranche B-1 Term Loans” immediately after the word “hereby” appearing therein;

(iii)                     The definition of “Class” is hereby amended by inserting “, Tranche B-1 Term Loans” immediately after the words “Tranche B Term Loans” appearing therein and by inserting the words “, Tranche B-1 Term Commitments” immediately after the words “Tranche B Term Commitments” appearing therein;

(iv)                    The definition of “Commitment” is hereby amended by inserting “, a Tranche B-1 Term Commitment” immediately after the words “Tranche B Term Commitment” appearing therein;

(v)                       The definition of “Incremental Facility Agreement” is hereby amended by replacing the word “an” appearing therein with the words “Incremental Facility Agreement No. 1 and any other”;

(vi)                    The definition of “Interest Payment Date” is hereby amended by re-lettering clause (b) of such definition as clause (c) and inserting “, (b) with respect to any Fixed Rate Term Loan, the first Business Day following the last day of each January, April, July and October” immediately after the words “such ABR Loan” appearing therein;

(vii)                 The definition of “Maturity Date” is hereby amended by inserting “(which, in the case of the Tranche B-1 Term Loans, shall be the Tranche B-1 Term Maturity Date)” immediately after the reference to “Incremental Term Maturity Date” appearing therein;

(viii)              The definition of “Refinancing Term Loans” is hereby amended by inserting the words “the Tranche B-1 Term Loans and any other” immediately before the words “Incremental Term Loans” appearing therein;

(ix)                    The definition of “Series” is hereby amended by replacing the word “any” appearing therein with “the Tranche B-1 Term Loans and any other”; and

(x)                       The definition of “Type” is hereby amended by inserting “or whether such Loan is a Fixed Rate Term Loan” as the last words prior to the end of such definition.

(c)                                  The following amendments are made to Article II of the Credit Agreement:

(i)                           Section 2.01 of the Credit Agreement is hereby amended by inserting “(a)” immediately prior to the first word in such Section and inserting a new clause (b) as follows:

“(b)                           Subject to the terms and conditions set forth in Incremental Facility Agreement No. 1 and as set forth herein, the Tranche B-1 Term Lender agrees to make a Tranche B-1 Term Loan to the Borrower on the Tranche B-1 Effective Date.  Amounts prepaid or repaid in respect of Tranche B-1 Term Loans may not be reborrowed.”

(ii)                        Section 2.02(b) of the Credit Agreement is hereby amended by inserting a new proviso immediately prior to the period at the first sentence thereof “; provided that, notwithstanding the foregoing, all Tranche B-1 Term Loans shall at all times be Fixed Rate Term Loans”;

(iii)                     Section 2.03 of the Credit Agreement is hereby amended by (x) inserting “or a Borrowing of Fixed Rate Term Loans” immediately after the first reference to “ABR Borrowing” appearing therein, (y) inserting the words “except in the case of a Borrowing of Fixed Rate Term Loans,” immediately prior to the word “whether” in clause (iv) thereof and (z) inserting “; provided that all Borrowings of Tranche B-1 Term Loans shall be Fixed Rate Term Loans” immediately prior to the  period in the first sentence of the final paragraph thereof;

(iv)                    Section 2.04(b) of the Credit Agreement is hereby amended by inserting “(or, in the case of any Fixed Rate Term Loan, the interest rate applicable to such Fixed Rate Term Loan)” immediately prior to the period in the second sentence thereof;

(v)                       Section 2.05(a) of the Credit Agreement is hereby amended by (x) inserting “(except that (i) Tranche B-1 Term Loans shall at all times be Fixed Rate Term Loans and (ii) neither the Tranche B Term Loans nor any other Class of Loans that is not established as a Class of Fixed Rate Term Loans may be converted to Fixed Rate Term Loans)” immediately after the word “Type” appearing in the second sentence of and (y) replacing the first word of the third sentence thereof with “Except with respect to Fixed Rate Term Loans, the”;

(vi)                    Section 2.06(a) of the Credit Agreement is hereby amended by inserting the following sentence at the end of such Section:

“The Tranche B-1 Term Commitments shall automatically terminate at 5:00 p.m., New York City time, on the Tranche B-1 Effective Date.”

(vii)                 Section 2.08(a) of the Credit Agreement is hereby amended by (x) inserting the following immediately after the first sentence thereof:

“The Tranche B-1 Term Loans shall not be subject to any amortization repayment prior to the Tranche B-1 Term Maturity Date.”; and

(y) inserting “(other than the Tranche B-1 Term Loans)” immediately after the first occurrence of the word “Series” in the third sentence of such Section;

(viii)              Section 2.08(b) of the Credit Agreement is hereby amended by (x) replacing the reference to “and to” with “, (ii) all Tranche B-1 Term Loans shall be due and payable on the Tranche B-1 Term Maturity Date and (iii)” and (y) inserting “(other than the Tranche B-1 Term Loans)” immediately after the reference to “Incremental Term Loans” appearing therein;

(ix)                    Section 2.09(a) of the Credit Agreement is hereby amended by inserting the following immediately after the end thereof:

“Tranche B-1 Term Loans may be optionally prepaid on a pro rata basis or less than pro rata basis with any other Class of Term Loans in the sole discretion of the Borrower.”

(x)                       Section 2.09(c) of the Credit Agreement is hereby amended by inserting “(other than Tranche B-1 Term Loans)” immediately after the reference to “prepay Loans” appearing therein.

(xi)                    Section 2.09(d) of the Credit Agreement is hereby amended by inserting the following immediately after the end of the second sentence thereof:

“; provided, further that no prepayment of the Tranche B-1 Term Loans shall be made pursuant to clause (c) above”

(xii)                 Section 2.09 of the Credit Agreement is hereby amended by (x) re-lettering clause (f) thereof as clause (g), (y) inserting “or Fixed Rate Term Loan” immediately after the reference to “ABR Borrowing” therein and (z) inserting a new clause (f) as follows:

“(f)                             In the event that prior to third anniversary of the Tranche B-1 Effective Date (x) any Tranche B-1 Term Loan is prepaid pursuant to Section 2.09(a) or, to the extent resulting from a prepayment pursuant to clause (c) of the definition of “Prepayment Event,” Section 2.09(b), such prepayment shall be accompanied by the Applicable Prepayment Premium or (y) any Lender is required to assign its Tranche B-1 Term Loans pursuant to Section 2.17(b), the Borrower shall pay such Lender the Applicable Prepayment Premium with respect to its Tranche B-1 Term Loans so required to be assigned.”

(xiii)              Section 2.11(a) of the Credit Agreement is hereby amended by inserting a second sentence thereof as follows:

“The Tranche B-1 Term Loans shall bear interest at the Applicable Rate.”

(xiv)             Section 2.11(d) of the Credit Agreement is hereby amended by inserting “and for Fixed Rate Term Loans, accrued through the last day of each January, April, July and October” immediately after the reference to “prior calendar quarter” appearing therein;

(xv)                Section 2.11(e) of the Credit Agreement is hereby amended by inserting “and interest on all Fixed Rate Term Loans” immediately after the words “Prime Rate” appearing therein;

(xvi)             Section 2.17(b) of the Credit Agreement is hereby amended by deleting the first parenthetical of clause (B) of the proviso therein and replacing it with “(including, if applicable, the applicable prepayment premium pursuant to Section 2.09(e) or (f))”.

(d)                                 Section 3.17 of the Credit Agreement is amended by inserting the following sentence at the end of such Section:

“The Net Proceeds of the Tranche B-1 Term Loans made on the Tranche B-1 Effective Date shall be applied in accordance with Section 2.09.”

(e)                                  Section 9.04(b)(i) of the Credit Agreement is amended by replacing the reference to “and (3)” contained therein with “, (3) for any assignment of Tranche B-1 Term Loans by a Lender party to Incremental Facility Agreement No. 1 within 60 days of the Tranche B-1 Effective Date or (4)”.

ARTICLE II

REAFFIRMATION OF LOAN DOCUMENTS

Each of the Loan Parties hereby confirms and ratifies all of its obligations under the Loan Documents to which it is a party and hereby confirms and ratifies all of its obligations and the Liens granted by it under the Collateral Documents to which it is a party and confirms that all references in such Loan Documents to the “Credit Agreement” (or words of similar import) refer to the Credit Agreement as supplemented hereby without impairing any such obligations or Liens in any respect.

ARTICLE III
REPRESENTATION AND WARRANTIES; NO DEFAULTS

The Loan Parties represent and warrant to the Administrative Agent and the Lenders that (i) each of the representations and warranties made by any Loan Party in any Loan Document, is true and complete in all material respects on and as of the date hereof with the same force and effect as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date) and as if each reference therein to the Credit Agreement or Loan Documents included reference to this Agreement and (ii) no Default has occurred and is continuing.

ARTICLE IV
CONDITIONS

The obligations of the Tranche B-1 Term Lenders to make Tranche B-1 Term Loans on the Tranche B-1 Effective Date are subject to the conditions precedent that each of the following conditions shall have been satisfied:

(a)                                 Counterparts of Agreement.  The Administrative Agent shall have received duly executed and delivered counterparts (or written evidence thereof satisfactory to the Administrative Agent, which may include telecopy transmission of, as applicable, a signed signature page) of this Incremental Facility Agreement No. 1 from each Loan Party and each Tranche B-1 Term Lender listed on Schedule I hereto.

(b)                                 The Administrative Agent shall have received, on behalf of itself and the Lenders, an opinion from Willkie Farr & Gallagher LLP, New York counsel for the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent.

(c)                                  The Administrative Agent shall have received such (x) certificates of good standing (to the extent such concept exists) from the applicable secretary of state of the state of organization of each Loan Party, certificates of resolutions or other action, incumbency certificates and/or other certificates of responsible officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each responsible officer thereof authorized to act as a responsible officer in connection with this Amendment and (y) a certificate, dated as of the Tranche B-1 Effective Date, signed by a responsible officer of the Borrower, confirming that the Tranche B-1 Term Loans meet the requirements and conditions to the Refinancing Term Loans under Section 2.18 of the Credit Agreement and related definitions thereunder.

(d)                                 The Administrative Agent shall have received payment of all fees and expenses due to the Administrative Agent and the arrangers for the Tranche B-1 Term Loans, in each case required to be paid on the Tranche B-1 Effective Date.

(e)                                  The Administrative Agent shall have received a completed “Life-of-Loan” Federal Emergency Management Agency standard flood hazard determination with respect to each Mortgaged Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower).

(f)                                   Mortgage Amendments.  Within sixty (60) days after the Tranche B-1 Effective Date, unless waived or extended by the Administrative Agent in its sole discretion, with respect to each Mortgaged Property, the Administrative Agent shall have received the following items:

(i)                                     with respect to the existing Mortgages, the following, in each case in form and substance reasonably acceptable to the Administrative Agent:

(A)                               an amendment to the existing Mortgage (the “Mortgage Amendment”) to reflect the matters set forth in this Incremental Facility Agreement No. 1, duly executed and acknowledged by the applicable Loan Party, and in form for recording in the recording office where such Mortgage was recorded, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof under applicable law;

(B)                               a favorable opinion, addressed to the Administrative Agent and the Secured Parties covering, among other things, the due authorization, execution, delivery and enforceability of the applicable Mortgage as amended by the Mortgage Amendment (such opinion may take assumptions for any matters addressed in the local counsel opinion originally delivered in connection with the Mortgage);

(C)                               a date down endorsement or modification endorsement (if a date down endorsement is not available in the application jurisdiction) to the existing title policy or new title policy (if neither a date down endorsement nor modification endorsement are available in the applicable jurisdiction), which shall be in form and substance reasonably satisfactory to the Administrative Agent and reasonably assure the Administrative Agent as of the date of such endorsement or title policy that the real property subject to the lien of such Mortgage is free and clear of all defects and encumbrances except those Liens permitted under such Mortgage;

(D)                               evidence of payment by the Borrower of all search and examination charges escrow charges and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgage Amendment referred to above; and

(E)                                such affidavits, certificates, information and instruments of indemnification as shall be required to induce the title insurance company to issue the endorsement to the title policy or new title policy contemplated in subclause (C) and evidence of payment of all applicable title insurance premiums, search and examination charges, mortgage recording taxes and related charges required for the issuance of the endorsement to the title policy or new title policy contemplated in subclause (C).

ARTICLE V
MISCELLANEOUS

Section 5.01.                          Counterparts; Integration; Effectiveness.  This Incremental Facility Agreement No. 1 may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Incremental Facility Agreement No. 1 shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof and thereof which, when taken together, bear the signatures of each of the other parties hereto and thereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Incremental Facility Agreement No. 1 by telecopy shall be effective as delivery of a manually executed counterpart of this Incremental Facility Agreement No. 1.

Section 5.02.                          Governing Law.  This Incremental Facility Agreement No. 1 shall be governed by, and construed in accordance with, the law of the State of New York.

Section 5.03.                          Headings.  Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

THE MEN’S WEARHOUSE, INC.

By:	/s/ Jon W. Kimmins
Name: Jon W. Kimmins
Title: Executive Vice President, Chief Financial Officer, Treasurer and Principal Financial Officer

TWIN HILL ACQUISITION COMPANY, INC.
RENWICK TECHNOLOGIES, INC.,
TMW MERCHANTS LLC
TMW PURCHASING LLC
MWDC HOLDING INC.
MWDC TEXAS INC.
K&G MEN’S COMPANY INC.
JA HOLDING INC.
JA APPAREL CORP.
NASHAWENA MILLS CORP.
EDERA INC.
JOSEPH ABBOUD MANUFACTURING CORP.
JA APPAREL, LLC
JOS. A. BANK CLOTHIERS, INC.
THE JOSEPH A. BANK MFG. CO., INC.
TS SERVICING CO., LLC

By:	/s/ Jon W. Kimmins
Name: Jon W. Kimmins
Title: Executive Vice President, Treasurer and Chief Financial Officer

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and as a Tranche B-1 Term Lender

By:	/s/ Christy West
Name: Christy West
Title: Authorized Officer

Schedule I

TRANCHE B-1 TERM COMMITMENTS

LENDER	TRANCHE B-1 TERM COMMITMENT
JPMORGAN CHASE BANK, N.A.	$400,000,000
TOTAL:	$400,000,000